UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2010

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders, held on May 3, 2010, the following matters were submitted to a vote: the election of four directors to serve for three-year terms expiring in 2013 and one director to serve for a one-year term expiring in 2011, ratification of the appointment of Deloitte & Touche LLP, as Independent Registered Public Accounting Firm for the current year, and the amendment of the Articles of Incorporation of the Company to provide for majority voting in uncontested elections of directors. The results of the voting on these matters were as follows:

	Term Expiration	Votes For	Votes Withheld	Abstained	Broker Non-Votes
1. Election of Directors
Duane C. McDougall	2013	31,293,969	185,002	—	—
George J. Puentes	2013	31,291,395	187,576	—	—
E. Kay Stepp	2013	31,106,012	372,959	—	—
Michael G. Thorne	2013	31,107,215	371,756	—	—
J. Greg Ness	2011	31,218,075	260,896	—	—

		Votes For	Votes Against	Abstained	Broker Non-Votes
2. Ratification of the Appointment of Independent Registered Public Accounting Firm		34,569,121	100,568	18,365	—

		Votes For	Votes Against	Abstained	Broker Non-Votes
3. Amendment of the Articles of Incorporation of the Company		34,448,158	172,781	67,115	—

Section 8 – Other Events

Item 8.01	Other Events.

The 2011 annual meeting has been rescheduled from May 2, 2011 to May 16, 2011. Shareholders who wish to propose director candidates for consideration by the Nominating & Corporate Governance Committee or who wish to present proposals for action must give timely notice to the Company’s Corporate Secretary, P12B, StanCorp Financial Group, Inc., P.O. Box 711, Portland, OR 97207, between March 2, 2011 and March 27, 2011. In addition, in order for a shareholder’s proposal to be considered for inclusion in our 2011 Proxy Statement, the Company must receive the proposal by November 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: May 6, 2010

/s/ Robert M. Erickson
Robert M. Erickson
Vice President and Controller